THIRD AMENDMENT TO THE DISTRIBUTION AGREEMENT

THIS THIRD AMENDMENT dated as of February 16, 2017, to the Distribution Agreement, dated as of October 23, 2009, as amended October 24, 2013 and October 22, 2015 (the “Agreement”), is entered into by and among TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the “Trust”) on behalf of its series, CONVERGENCE FUNDS (the “Fund”), QUASAR DISTRIBUTORS, LLC, (the “Distributor”) and CONVERGENCE INVESTMENT PARTNERS, LLC, a Kansas limited liability corporation and the investment advisor to the Trust (the “Advisor”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	QUASAR DISTRIBUTORS, LLC

By: /s/ John P. Buckel	By: /s/ James R. Schoenike
Printed Name: John P. Buckel	Printed Name: James R. Schoenike
Title: President	Title: President

CONVERGENCE INVESTMENT PARTNERS, LLC

By: /s/ David J. Abitz
Printed Name: David J. Abitz
Title: President

Amended Exhibit B to the
Distribution Agreement – Quasar Distributors, LLC – Convergence

Quasar Distributors, LLC Regulatory Distribution Services Fee Schedule at January, 2017

Regulatory Distribution Annual Services per Fund*

___ basis point on the balance
Minimum fee of $___ on the first $___

Default sales loads and distributor concession, if applicable, are paid to Quasar.

Standard Advertising Compliance Review

$___ per communication piece for the first 10 pages (minutes if audio or video); $___ per page (minute if audio or video) thereafter.
$___ FINRA filing fee per communication piece for the first 10 pages (minutes if audio or video); $___ per page (minute if audio or video) thereafter. FINRA filing fee subject to change. (FINRA filing fee may not apply to all communication pieces.)

Expedited Advertising Compliance Review

$___ for the first 10 pages (minutes if audio or video); $___ per page (minute if audio or video) thereafter, 24 hour initial turnaround.
$___ FINRA filing fee per communication piece for the first 10 pages (minutes if audio or video); $___ per page (minute if audio or video) thereafter. FINRA filing fee subject to change. (FINRA filing fee may not apply to all communication pieces.)

Licensing of Investment Advisor’s Staff

$___ per year per registered representative
Quasar sponsors the following licenses: Series 6, 7, 24, 26, 27, 63, 66
$___ per FINRA designated branch location
All associated FINRA and state fees for registered representatives, including license and renewal fees

Fund Fact Sheets

Design – $___ per fact sheet, includes first production
Production – $___ per fact sheet per each production period
All printing costs are Miscellaneous expenses in addition to the design and production fees
Web sites, third-party data provider costs, brochures, and other sales support materials – Project priced via Quasar proposal

Miscellaneous Expenses
Reasonable Miscellaneous expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of shares, including, but not limited to:

Typesetting, printing and distribution of prospectuses and shareholder reports
Production, printing, distribution, and placement of advertising, sales literature, and materials
Engagement of designers, free-lance writers, and public relations firms
Postage, overnight delivery charges
FINRA registration fees other costs to fulfill regulatory requirements
Record retention (Including RR email correspondence if applicable)
Travel, lodging, and meals

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly.

Advisor’s signature below acknowledges approval of the fee schedule on this Amended Exhibit B

Convergence Investment Partners, LLC

By: /s/ David J. Abitz___________________ Date: 2/20/2017______________________

Name: _David J. Abitz_________________ Title: _President_____________________